UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 10, 2025

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2025, Tenon Medical, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 2,217,904 shares of common stock, par value $0.001 per share (the “Shares”), and/or pre-funded common stock purchase warrants (“Pre-Funded Warrants”), and common stock purchase warrants (the “Warrants”), each exercisable for one share of common stock of the Company, at a combined offering price of $1.285 per Share and Warrant to purchase one share of common stock. The Warrants have an exercise price of $1.16 per share and expire 3 years from the date of issuance. The Purchase Agreement contained customary representations and warranties. The Shares and the shares underlying the Warrants are entitled to customary resale registration rights.

The offering closed on November 14, 2025, and the Company issued Purchasers an aggregate 2,217,904 Shares and Warrants to purchase 2,217,904 shares of common stock of the Company. The Company received approximately $2.85 million in gross proceeds of the offering, which it intends to use for working capital and general corporate purposes.

Steven Foster, the Company’s Chief Executive Officer and Director, Nathaniel Grawey, the Company’s Chief Commercial Officer, and Wyatt Geist, the Company’s Chief Innovation Officer, participated in the offering as Purchasers.

Under the Purchase Agreement the Company is required to file a registration statement in respect of the Shares and the shares underlying the Warrants within 30 days after the date of the Purchase Agreement.

The issuance of the Shares and Warrants pursuant to the Purchase Agreements was made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Regulation D promulgated thereunder due to the fact the offering of the Shares and Warrants did not involve a public offering of securities.

The foregoing summaries of the Purchase Agreements, Pre-Funded Warrants and Warrants do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the forms of the Purchase Agreements, Warrants and Pre-Funded Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Shares, Pre-Funded Warrants and Warrants to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act of 1933, as amended.

Item 8.01. Other Information.

On November 11, 2025, the Company issued a press release announcing the pricing of the offering described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 14, 2025, the Company issued a press release announcing the closing of the offering described above. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, dated November 13, 2025
4.2	Form of Pre-Funded Common Stock Purchase Warrant
10.1*	Form of Securities Purchase Agreement, dated November 10, 2025, between Tenon Medical Inc. and Purchasers
99.1	Press release issued by Tenon Medical, Inc., dated November 11, 2025
99.2	Press release issued by Tenon Medical, Inc., dated November 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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